UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2014

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On February 21, 2014, the Board of Directors of CyberOptics Corporation appointed Jeffrey A. Bertelsen as its Chief Operating Officer. Biographical information relating to Mr. Bertelsen, who will also retain his positions as Vice President—Finance and Chief Financial Officer, is contained in the proxy statement of the Company for its annual meeting held May 17, 2013 and is incorporated herein by reference. In connection with his promotion to Chief Operating Officer, Mr. Bertelsen’s salary was increased to $220,000 per year, and he was granted options to purchase an additional 10,000 shares of common stock having the standard terms of stock options to the company’s employees.

Item 8.01.  Other Information

On February 21, 2014, the Board of Directors of CyberOptics Corporation appointed Michael M. Selzer, Jr., a current director, as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ SUBODH KULKARNI
Subodh Kulkarni, Chief Executive Officer

Dated:  February 25, 2014